UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts 02144
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Central Bancorp, Inc. (the “Company”) was held on July 21, 2011.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Raymond Mannos	1,037,137	162,750	327,713
John J. Morrissey	1,028,493	171,394	327,713
Kenneth K. Quigley, Jr.	1,037,137	162,750	327,713

2.	A non-binding resolution to approve the compensation of the Company’s named executive officers was approved by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
985,697	199,709	14,481	327,713

3.	The ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 was approved by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,501,505	8,673	17,422	—

Item 8.01 Other Events.

On July 21, 2011, the Company issued a press release announcing the results of the Company’s 2011 annual meeting of stockholders and that the Company’s Board of Directors has declared a quarterly common stock cash dividend of $0.05 per share payable on or about August 19, 2011 to stockholders of record on August 5, 2011.  A copy of the Company’s press release is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Number                      Description

99.1	Press Release dated July 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: July 26, 2011	By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President, Treasurer and Chief Financial Officer